Exhibit 10.11

Litigation Trust Agreement and Declaration of Trust

This litigation trust agreement and declaration of trust (the “Agreement”), dated as of February 22, 2011, is made by and among Jennifer Convertibles, Inc. and each of its direct and indirect subsidiaries (collectively, “Debtors”), Debtors and Debtors in possession, and KDW Restructuring & Liquidation Services LLC (“Trustee,” and together with the Debtors, “Parties”).

Recitals
A           On July 18, 2010, each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

B           On July 23, 2010, the Office of the United States Trustee appointed (Docket No. 77) the Official Committee of Unsecured Creditors of the Debtors (“Committee”).

C           On January 24, 2011, the Debtors filed the Second Amended Joint Chapter 11 Plan of Reorganization for Jennifer Convertibles, Inc. and Its Affiliated Debtors (as amended, supplemented or otherwise modified from time to time, “Plan”) (Docket No. 466).

D           On February 8, 2011, the Bankruptcy Court entered an order (“Confirmation Order”) (Docket No. 491) confirming the Plan, which became effective on February 22, 2011 (“Effective Date”).

E           The Plan provides for the establishment of the Trust (“Trust”) effective on the Effective Date of the Plan.

F           The Confirmation Order provides for the appointment of the Trustee as Litigation Trustee of the Trust, and the Plan and this Agreement provide for the appointment as necessary of any successor Litigation Trustee of the Trust.

G           The Trust is established for the benefit of the holder of the Megnu Unsecured Claim and the holders of General Unsecured Claims (collectively, “Beneficiaries”).

H           The Trust is established for the purpose of collecting, holding, administering, distributing, and liquidating the Trust Assets (defined below) for the benefit of the Beneficiaries in accordance with the terms and conditions of this Agreement and the Plan and with no objective to continue or engage in the conduct of a trade or business, except to the extent necessary to, and consistent with, the Plan and liquidating purpose of the Trust.

I           Pursuant to the Plan, the Debtors, Trust, Trustee, and Beneficiaries are required to treat, for all federal income tax purposes, the transfer of the Litigation Trust Fund to the Trust as a transfer of the Litigation Trust Fund by the Debtors to the Beneficiaries in satisfaction of their Allowed Claims, followed by a transfer of the Litigation Trust Fund by the Beneficiaries to the Trust in exchange for the beneficial interest herein, and to treat the Beneficiaries as the grantors and owners of the Trust for federal income tax purposes.

J           Pursuant to the Plan, the Trust is intended for federal income tax purposes (i) to be treated as a grantor trust within the meaning of sections 671-677 of the Internal Revenue Code of 1986, as amended (“IRC”), and also (ii) to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d).

K           In accordance with the Plan, the Trust is further intended to be exempt from the requirements of (i) pursuant to section 1145 of the Bankruptcy Code, the Securities Exchange Act of 1933, as amended, and any applicable state and local laws requiring registration of securities, and (ii) the Investment Company Act of 1940, as amended, pursuant to sections 7(a) and 7(b) of that Act and section 1145 of the Bankruptcy Code.

NOW, THEREFOR, in accordance with the Plan and the Confirmation Order, and in consideration of the premises, and the mutual covenants and agreements of the Parties contained in the Plan and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the Parties agree and declare as follows:

Declaration of Trust

The Debtors and the Trustee enter into this Agreement to effectuate the Distribution of the Litigation Trust Fund to the Beneficiaries pursuant to the Plan and the Confirmation Order;

Pursuant to sections 6.02, 6.04, 7.01, 9.01, 9,03, and 9.04 of the Plan, paragraphs 12 and 16 of the Confirmation Order, and section 2.3 of this Agreement, all right, title, and interest in, under, and to the Litigation Trust Fund shall be absolutely and irrevocably assigned to the Trust and to its successors in trust and its successors and assigns;

TO HAVE AND TO HOLD unto the Trustee and its successors in trust; and

IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Litigation Trust Fund and all other property held from time to time by the Trust under this Agreement and any proceeds thereof and earnings thereon (collectively, “Trust Assets”) are to be held by the Trust and applied on behalf of the Trust by the Trustee on the terms and conditions set forth herein, solely for the benefit of the Beneficiaries and for no other party.

ARTICLE I

Recitals, Plan Definitions, and Interpretation

1.1           Recitals.  The Recitals are incorporated into and made terms of this Agreement.

1.2           Use of Plan Definitions.  All terms which are used in this Agreement and not defined herein shall have the same meaning set forth in the Plan.

1.3           Interpretation; Headings.  All references herein to specific provisions of the Plan or Confirmation Order are without exclusion or limitation of other applicable provisions of the Plan or Confirmation Order.  Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement.

1.4           Conflict Among Plan Documents.  Sections 9.09 and 15.14 of the Plan govern any conflict or inconsistency between or among the Plan, Confirmation Order, and this Agreement.

ARTICLE II

Establishment of Trust

2.1           Effectiveness of Agreement; Name of Trust.  This Agreement shall become effective on the Effective Date.  The Trust shall be officially known as the “Jennifer Convertibles Litigation Trust.”

2.2           Purpose of Trust.  The Debtors and the Trustee, pursuant to the Plan and in accordance with title 11 of the United States Code (the “Bankruptcy Code”), hereby create the Trust for the primary purpose of collecting, holding, administering, distributing and liquidating the Trust Assets for the benefit of the Beneficiaries in accordance with the terms and conditions of this Agreement and the Plan, and with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust.

2.3           Transfer of Trust Assets.

2.3.1           Conveyance of Litigation Trust Fund.  The Debtors hereby grant, release, assign, transfer, convey and deliver, on behalf of the Beneficiaries, the Trust Assets, including the Litigation Trust Fund, to the Trust as of the Effective Date in trust for the benefit of the Beneficiaries to be administered and applied as specified in this Agreement and the Plan.  The Debtors shall, from time to time, as and when reasonably requested by the Trustee, execute and deliver or cause to be executed and delivered all such documents (in recordable form where necessary or appropriate) and the Debtors shall take or cause to be taken such further action as the Trustee may reasonably deem necessary or appropriate, to vest or perfect in the Trust or confirm to the Trustee title to and possession of the Trust Assets.  The Trustee shall have no duty to arrange for any of the transfers contemplated under this Agreement or by the Plan or to ensure their compliance with the terms of the Plan and the Confirmation Order, and shall be conclusively entitled to rely on the legality and validity of such transfers.

2.3.2           Title to Trust Assets.  Pursuant to the Plan, all of the Debtors' right, title and interest in and to the Trust Assets, including all such assets held or controlled by third parties, are automatically vested in the Trust on the Effective Date, free and clear of all liens, claims, encumbrances and other interests, and such transfer is on behalf of the Beneficiaries to establish the Trust.  The Trust shall be authorized to obtain possession or control of, liquidate, and collect all of the Trust Assets in the possession or control of third parties and pursue all of the Litigation Trust Causes of Action.  On the Effective Date, the Trust shall stand in the shoes of the Debtors for all purposes with respect to the Trust Assets and administration of the Mengnu Unsecured Claim and General Unsecured Claims.  To the extent any law or regulation prohibits the transfer of ownership of any of the Trust Assets from the Debtors to the Trust and such law is not superseded by the Bankruptcy Code, the Trust’s interest shall be a lien upon and security interest in such Trust Assets, in trust, nevertheless, for the sole use and purposes set forth in section 2.2, and this Agreement shall be deemed a security agreement granting such interest thereon without need to file financing statements or mortgages.  By executing this Agreement, the Trustee on behalf of the Trust hereby accepts all of such property as Trust Assets, to be held in trust for the Beneficiaries, subject to the terms of this Agreement and the Plan.

2.4           Cooperation of Debtors.  The Reorganized Debtors shall cooperate with the Trust and Trustee as set forth in section 9.05(d) of the Plan, including undertaking such cooperation with respect to all of the assets comprising the Litigation Trust Fund and to the Trust and Trustee’s evaluation and pursuit of Objections to General Unsecured Claims.  Such cooperation shall include, but not be limited to providing the Trust with (i) reasonably prompt access to any information the Trust reasonably requests in connection with its pursuit of Objections to General Unsecured Claims or its prosecution of Litigation Trust Causes of Action; and (ii) reasonable access to employees of the Reorganized Debtors with knowledge regarding the General Unsecured Claims or Litigation Trust Causes of Action.  On or prior to the Effective Date, the Debtors shall provide the Trustee with an updated claim register and a reasonably detailed written report of the status of any previously filed and still pending claim Objection and the status of any reconciliations of claims.

2.5           No Retention of Excess Cash.  Notwithstanding anything in this Agreement to the contrary, under no circumstances shall the Trust or Trustee retain cash or cash equivalents in excess of a reasonable amount to meet claims, expenses, and contingent liabilities or to maintain the value of the Trust Assets during liquidation and shall distribute all amounts not required to be retained for such purposes to the Beneficiaries as promptly as reasonably practicable in accordance with the Plan and this Agreement.

2.6           Acceptance by Trustee.  The Trustee accepts its appointment as Litigation Trustee of the Trust.

ARTICLE III

Administration of Trust

3.1           Rights, Powers and Privileges of Trustee Generally.  Except as otherwise provided in this Agreement, the Plan, or the Confirmation Order, as of the date that the Trust Assets are transferred to the Trust, the Trustee on behalf of the Trust may control and exercise authority over the Trust Assets, over the acquisition, management and disposition thereof, and over the management and conduct of the affairs of the Trust.  In administering the Trust Assets, the Trustee shall endeavor not to unduly prolong the Trust’s duration, with due regard that undue haste in the administration of the Trust Assets may fail to maximize value for the benefit of the Beneficiaries and otherwise be imprudent and not in the best interests of the Beneficiaries.

3.1.1           Power to Contract.  In furtherance of the purpose of the Trust, and except as otherwise specifically restricted in the Plan, Confirmation Order, or this Agreement, the Trustee shall have the right and power on behalf of the Trust to enter into any covenants or agreements binding the Trust, and to execute, acknowledge and deliver any and all instruments that are necessary or deemed by the Trustee to be consistent with and advisable in furthering the purpose of the Trust.

3.1.2           Ultimate Right to Act Based on Advice of Counsel or Other Professionals.  The Trustee shall consult with the Advisory Committee as required by Article VIII of this Agreement (if applicable), provided however, that nothing in this Agreement shall be deemed to prevent the Trustee from taking or refraining to take any action on behalf of the Trust that, based upon the advice of counsel or other professionals, the Trustee determines it is obligated to take or to refrain from taking in the performance of any fiduciary or similar duty that the Trustee may owe the Beneficiaries or any other Person.

3.2           Powers of Trustee.  Without limiting the generality of the above section 3.1, in addition to the powers granted in the Plan, the Trustee shall have the power to take the following actions on behalf of the Trust and any powers reasonably incidental thereto that the Trustee, in its reasonable discretion, deems necessary or appropriate to fulfill the purpose of the Trust, unless otherwise specifically limited or restricted by the Plan or this Agreement:

3.2.1           hold legal title to the Trust Assets and to any and all rights of the Debtors and the Beneficiaries in or arising from the Trust Assets;

3.2.2           receive, manage, invest, supervise, protect, and where appropriate, cause the Trust to abandon the Trust Assets;

3.2.3           open and maintain bank accounts on behalf of or in the name of the Trust;

3.2.4           cause the Trust to enter into any agreement or execute any document or instrument required by or consistent with the Plan, the Confirmation Order or this Agreement, and to perform all obligations thereunder;

3.2.5           subject to Article VIII of this Agreement (if applicable), collect and liquidate all Trust Assets, including sale of the Tranche A Note and Tranche C Note;

3.2.6           protect and enforce the rights to the Trust Assets (including any Litigation Trust Causes of Action) vested in the Trust and Trustee by this Agreement by any method deemed appropriate, including, without limitation, by judicial proceedings or otherwise;

3.2.7           investigate any Trust Assets including potential Litigation Trust Causes of Action and any Objections to General Unsecured Claims, and cause the Trust to seek the examination of any Person pursuant to Federal Rule of Bankruptcy Procedure 2004;

3.2.8           cause the Trust to employ and pay professionals and other agents and third parties pursuant to this Agreement;

3.2.9           cause the Trust to pay all of the Trust’s lawful expenses, debts, charges, taxes and other liabilities, and make all other payments relating to the Trust Assets;

3.2.10           subject to Article VIII of this Agreement (if applicable), cause the Trust to pursue, commence, prosecute, compromise, settle, dismiss, release, waive, withdraw, abandon, or resolve all Litigation Trust Causes of Action;

3.2.11           subject to Article VIII of this Agreement (if applicable), calculate and make all Distributions on behalf of the Trust to the Beneficiaries provided for in, or contemplated by, the Plan and this Agreement;

3.2.12           subject to Article VIII of this Agreement (if applicable), establish, adjust, and maintain reserves for Disputed Claims required to be administered by the Trust;

3.2.13           cause the Trust to withhold from the amount distributable to any Person the maximum amount needed to pay any tax or other charge that the Trustee has determined, based upon the advice of its agents and/or professionals, may be required to be withheld from such Distribution under the income tax or other laws of the United States or of any state or political subdivision thereof;

3.2.14           in reliance solely upon the Debtors' schedules and the official claims register maintained in the chapter 11 Case, review, and where appropriate, cause the Trust to allow or object to Claims and, subject to Article VIII of this Agreement (if applicable), supervise and administer the Trust’s commencement, prosecution, settlement, compromise, withdrawal, or resolution of all Objections to the Disputed Claims required to be administered by the Trust;

3.2.15           in reliance initially solely upon the Debtors' schedules and the official claims register maintained in the Chapter 11 Case, maintain on the Trust’s books and records a register evidencing the beneficial interest herein held by each Beneficiary;

3.2.16           cause the Trust to make all tax withholdings, file tax information returns, file and prosecute tax refund claims, make tax elections by and on behalf of the Trust, and file tax returns for the Trust as a grantor trust under IRC section 671 and Treasury Income Tax Regulation section 1.671-4 pursuant to and in accordance with the Plan and Article VII hereof, and pay taxes, if any, payable for and on behalf of the Trust; provided, however, that notwithstanding any other provision of this Agreement, the Trustee shall have no Personal responsibility for the signing or accuracy of the Debtors’ income tax returns that are due to be filed after the Effective Date or for any tax liability related thereto;

3.2.17           cause the Trust to abandon or donate to a charitable organization any Trust Assets that the Trustee determines, after consulting with the Advisory Committee (if applicable), to be too impractical to distribute to Beneficiaries or of inconsequential value to the Trust and Beneficiaries;

3.2.18           cause the Trust to send annually to Beneficiaries, in accordance with the tax laws, a separate statement stating a Beneficiary’s interest in the Trust and its share of the Trust's income, gain, loss, deduction or credit, and to instruct all such Beneficiaries to report such items on their federal tax returns;

3.2.19           cause the Trust to seek a determination of tax liability or refund under section 505 of the Bankruptcy Code;

3.2.20           cause the Trust to establish such reserves for taxes, assessments and other expenses of administration of the Trust as may be necessary and appropriate for the proper operation of matters incident to the Trust;

3.2.21           cause the Trust to purchase and carry all insurance policies that the Trustee deems reasonably necessary or advisable and to pay all associated insurance premiums and costs;

3.2.22           cause the Trust to invest any moneys held as Trust Assets in accordance with the terms of section 3.5 hereof;

3.2.23           if any of the Trust Assets are situated in any state or other jurisdiction in which the Trustee is not qualified to act as trustee, after consulting with the Advisory Committee (if applicable), nominate and appoint a Person duly qualified to act as trustee in such state or jurisdiction in accordance with the terms of this Agreement;

3.2.24           undertake all administrative functions of the Trust, including winding down and termination of the Trust;

3.2.25           exercise, implement, enforce, and discharge all of the terms, conditions, powers, duties, and other provisions of the Plan, the Confirmation Order, and this Agreement; and

3.2.26           take all other actions consistent with the provisions of the Plan that the Trustee deems reasonably necessary or desirable to administer the Trust.

3.3           Exclusive Authority to Pursue Litigation Trust Causes of Action.  The Trust shall have the exclusive right, power, and interest to pursue, settle, waive, release, abandon, or dismiss the Litigation Trust Causes of Action.  The Trust shall be the sole representative of the Estates under section 1123(b)(3) of the Bankruptcy Code with respect to the Litigation Trust Causes of Action.  Money judgments or awards in any D&O Action shall be treated in accordance with section 9.05(h) of the Plan.  The Trust shall at all times comply with, and shall not take any actions contrary to, sections 9.05(e)-(g) of the Plan.

3.4           Administration of Tranche A and C Notes.  The Trust shall administer the Tranche A Note and Tranche C Note for the sole benefit of Beneficiaries that are holders of General Unsecured Claims.  The Trust shall have the right to hold, collect, sell, and enforce the Tranche A and Tranche C Notes and also perfect and enforce the liens securing the Notes.  The Trust shall also have the right to enforce any applicable subordination of the Tranche B and Tranche D Notes to the Tranche A and Tranche C Notes.

3.5           Abandonment.  If, in the Trustee’s reasonable judgment, but only after consulting with the Advisory Committee (if applicable), any non-cash Trust Assets cannot be sold in a commercially reasonable manner or the Trustee believes in good faith that such property has inconsequential value to the Trust or its Beneficiaries, the Trustee shall have the right to cause the Trust to abandon or otherwise dispose of such property, including by donation of such property to a charity.

3.6           Responsibility for Megnu Unsecured Claim and General Unsecured Claims; Objections to Disputed General Unsecured Claims.  As of the Effective Date, the Trust shall become responsible for administering and paying Distributions to the holders of the Megnu Unsecured Claim and General Unsecured Claim as the Beneficiaries of the Trust.  As more fully set forth in section 8.01 of the Plan, the Trust shall have the exclusive right to object to the allowance of any General Unsecured Claim on any ground and shall be entitled to assert all defenses of the Debtors and their Estates.  The Trust shall also be entitled to assert all of the Estates’ rights under section 558 of the Bankruptcy Code with respect to General Unsecured Claims.  As more fully set forth in section 8.04 of the Plan, the Trust may also seek estimation of any General Unsecured Claim under and subject to section 502(c) of the Bankruptcy Code.  The Trust shall not be entitled to object to the Mengnu Unsecured Claim.

3.7           Agents and Professionals.  The Trustee may, but shall not be required to, consult with and retain attorneys, financial advisors, accountants, appraisers, and other professionals the Trustee believes have qualifications necessary to assist in the administration of the Trust, including professionals previously retained by the Debtors and the Creditors’ Committee.  For the avoidance of doubt, and without limitation of applicable law, nothing in this Agreement shall limit the Trustee from engaging counsel or other professionals, including the Trustee itself or the Trustee’s firm and their affiliates, to do work for the Trust.  Subject to the requirements of  Article VIII of this Agreement (if applicable), the Trustee may pay the reasonable salaries, fees and expenses of such Persons out of the Trust Assets in the ordinary course of business.

3.8           Safekeeping and Investment of Trust Assets.  All moneys and other assets received by the Trustee shall, until distributed or paid over as provided herein and in the Plan, be held in trust for the benefit of the Beneficiaries, but need not be segregated in separate accounts from other Trust Assets, unless and to the extent required by law or the Plan.  The Trustee shall not be under any obligation to invest Trust Assets.  Neither the Trust nor the Trustee shall have any liability for interest or producing income on any moneys received by them and held for Distribution or payment to the Beneficiaries, except as such interest shall actually be received by the Trust or Trustee, which shall be distributed as provided in the Plan.  Except as otherwise provided by the Plan, the powers of the Trustee to invest any moneys held by the Trust, other than those powers reasonably necessary to maintain the value of the assets and to further the Trust’s liquidating purpose, shall be limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary liquid investments, such as treasury bills; provided, however, that the scope of permissible investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treas. Reg. § 3.01.7701-4(d), may be permitted to hold pursuant to the Treasury Regulations, or any modification of the IRS guidelines, whether set forth in IRS rulings, IRS pronouncements, or otherwise.  For the avoidance of doubt, the provisions of section 11-2.3 of the Estates, Power, and Trusts Law of New York shall not apply to this Agreement.  Notwithstanding the foregoing, the Trustee shall not be prohibited from engaging in any trade or business on its own account, provided that such activity does not interfere or conflict with the Trustee’s administration of the Trust.

3.9           Maintenance and Disposition of Trust Records.  The Trustee shall maintain accurate records of the administration of Trust Assets, including receipts and disbursements and other activity of the Trust.  The books and records maintained by the Trustee may be disposed of by the Trustee at the later of (i) such time as the Trustee determines that the continued possession or maintenance of such books and records is no longer necessary for the benefit of the Trust or its Beneficiaries, or (ii) upon the termination of the Trust.

3.10           Reporting Requirements.  Within seventy-five (75) days after the end of each calendar year, the Trustee shall prepare and distribute to any Advisory Committee member and to any Beneficiary who, in writing, requests a copy, an unaudited written annual report showing, without limitation, (i) the estimated assets and liabilities of the Trust at the beginning and end of the year, (ii) the cash position of the Trust at the beginning and end of the year, (iii) the reserves held by the Trust at the beginning and end of the year, (iv) the recoveries of the Trust for that year and cumulatively, (v) the operating and professional expenses of the Trust for that year and cumulatively, (vi) the Distributions made by the Trust that year and cumulatively, (vii) the number of Disputed Claims still outstanding and their total asserted face amount, and (viii) the number of still pending Litigation Trust Causes of Action and the total amount of their demands.  The Trustee shall also prepare, file with the Bankruptcy Court and serve upon the Office of the United States Trustee a quarterly update every January 15th, April 15th, July 15th and October 15th until the Trust is terminated, showing the Distributions made by the Trust for that quarter.  In addition, the Trustee shall provide any Advisory Committee member the information and reports they may reasonably request concerning Trust administration.

3.11           Conflicts of Interest.  Conflicts of interest of the Trustee will be addressed by the Advisory Committee as set forth below in Article VIII (if applicable).  If no Advisory Committee is established or serving, the Trustee will appoint a disinterested Person to handle any matter where the Trustee has identified a conflict of interest or the Bankruptcy Court, on motion of a party in interest, determines one exists.  In the event the Trustee is unwilling or unable to appoint a disinterested Person to handle any such matter, the Bankruptcy Court, on notice and hearing, may do so.

3.12           No Bond Required; Procurement of Insurance. Notwithstanding any state law to the contrary, the Trustee (including any successor Trustee) shall be exempt from giving any bond or other security in any jurisdiction.  The Trustee is hereby authorized to obtain all reasonable insurance coverage for itself, its agents, representatives, employees or independent contractors, including, without limitation, coverage with respect to the liabilities, duties and obligations of the Trustee and its agents, representatives, employees or independent contractors under this Agreement.

ARTICLE IV

Distributions

4.1           Distribution and Reserve of Trust Assets.  Following the transfer of Trust Assets to the Trust, the Trustee shall make continuing efforts on behalf of the Trust to collect, liquidate, and distribute all Trust Assets, subject to the reserves required under the Plan.

4.1.1           Semi-Annual Distributions.  The Trustee shall cause the Trust to distribute the Trust’s net Cash income and net Cash proceeds from the liquidation of the Trust Fund at least semi-annually to the Beneficiaries, except the Trust may retain an amount of net income and other Trust Assets reasonably necessary to maintain the value of the Trust Assets or to meet expenses, claims and contingent liabilities of the Trust and Trustee, and retention of such amount may preclude Distributions to Beneficiaries.

4.1.2           Reserves; Pooling of Reserved Funds.  Before any Distribution can be made, the Trustee shall, in its reasonable discretion, establish, supplement, and maintain reserves in an amount sufficient to meet any and all expenses and liabilities of the Trust, including attorneys’ fees and expenses and the fees and expenses of other professionals.  In accordance with section 8.05 of the Plan, the Trust shall also maintain as necessary a reserve for Disputed Claims required to be administered by the Trust.  The Trustee need not maintain the Trust’s reserves in segregated bank accounts and may pool funds in the reserves with each other and other funds of the Trust; provided, however, that the Trust shall treat all such reserved funds as being held in segregated accounts in its books and records.

4.1.3           Distributions Net of Reserves and Costs.  Distributions shall be made net of reserves in accordance with the Plan and also net of the actual and reasonable costs of making the Distributions.

4.1.4           Right to Rely on Professionals.  Without limitation of the generality of section 6.6 of this Agreement, in determining the amount of any Distribution or reserves, the Trustee may rely and shall be fully protected in relying on the advice and opinion of the Trust’s financial advisors, accountants, or other professionals.

4.2           Method and Timing of Distributions.  Distributions to Beneficiaries will be made from the Trust in accordance with the terms of the Plan and this Agreement.  The Trust may engage disbursing agents and other Persons to help make Distributions.

4.3           Withholding from Distributions.  The Trustee, in its discretion, may cause the Trust to withhold from amounts distributable from the Trust to any Beneficiary any and all amounts as may be sufficient to pay the maximum amount of any tax or other charge that has been or might be assessed or imposed by any law, regulation, rule, ruling, directive, or other governmental requirement on such Beneficiary or the Trust with respect to the amount to be distributed to such Beneficiary.  The Trustee shall determine such maximum amount to be withheld by the Trust in its sole, reasonable discretion and shall cause the Trust to distribute to the Beneficiary any excess amount withheld.

4.4           Tax Identification Numbers.  The Trustee may require any Beneficiary to furnish its taxpayer identification number as assigned by the Internal Revenue Service and may condition any Distribution to any Beneficiary upon receipt of such identification number.  If a Beneficiary does not timely provide the Trustee with its taxpayer identification number in the manner and by the deadline established by the Trustee, then the Distribution to such Beneficiary shall become an unclaimed Distribution and shall be administered as such under sections 4.5 and 4.6 of this Agreement and section 10.07 of the Plan.

4.5           Unclaimed and Undeliverable Distributions.  If any Distribution to a Beneficiary is returned to the Trustee as undeliverable or is otherwise unclaimed, no further Distributions to such Beneficiary shall be made unless and until the Beneficiary claims the Distributions by timely notifying the Trustee in writing of any information necessary to make the Distribution to the Beneficiary in accordance with this Agreement, the Plan, and applicable law, including such Beneficiary’s then-current address or taxpayer identification number.  If the Beneficiary timely provides the Trustee such missing information, all missed Distributions shall be made to the Beneficiary as soon as is practicable, without interest.  Undeliverable or unclaimed Distributions shall become Unclaimed Property as of the date that the Distributions would have been made to the Beneficiaries entitled to the Distribution.

4.5.1           No Responsibility to Attempt to Locate Beneficiaries.  The Trustee may, in its sole discretion, attempt to determine a Beneficiary’s current address or otherwise locate a Beneficiary, but nothing in this Agreement or the Plan shall require the Trustee to do so.

4.6           Unclaimed Property.  The Trustee shall maintain all Unclaimed Property in a reserve on its books for Unclaimed Property.  A Beneficiary may claim Unclaimed Property by timely and properly providing, as may be required, its then-current address, requesting reissuance of a check and timely cashing it, supplying its taxpayer identification number, or other means acceptable to the Trustee, in its sole discretion.  If one hundred and fifty (150) days passes from the date a Distribution becomes Unclaimed Property without the Beneficiary entitled to the Property claiming the Unclaimed Property in accordance with this Agreement, the Unclaimed Property shall be deemed released from the reserve for Unclaimed Property and thereby automatically become unrestricted Property of the Trust.  Such unrestricted Property shall be part of the Trust Assets to be administered in accordance with this Agreement and the Plan.

4.6.1           Disallowance of Claims; Cancellation of Corresponding Beneficial Interests.  All Claims in respect of undeliverable or unclaimed Distributions that have become unrestricted Property of the Trust, shall be deemed Disallowed and expunged, and the corresponding beneficial interests in the Trust of the Beneficiary holding such Disallowed Claims shall be deemed canceled.  The Holder of any such Disallowed Claim shall no longer have any right, claim, or interest in or to any Distributions in respect of such Disallowed Claims.  The Holder of any such Disallowed Claim is forever barred, estopped, and enjoined from receiving any Distributions under the Trust Agreement and from asserting such Disallowed Claim against the Trust or Trustee.

4.6.2           Inapplicability of Unclaimed Property or Escheat Laws.  Unclaimed Property that becomes unrestricted Property of the Trust shall not be subject to the unclaimed property or escheat laws of the United States, any state, or any local governmental unit.

4.7           Voided Checks; Request for Reissuance.  Distribution checks issued to Beneficiaries shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof.  Requests for reissuance of any check shall be made in writing directly to the Trustee by the Beneficiary that was originally issued such check.  All such requests shall be made promptly and in time for the check to be reissued and cashed within one hundred and fifty (150) days after the date of issuance of the original check.  The Beneficiary shall bear all the risk that, and shall indemnify and hold the Trust and Trustee harmless against any loss that may arise if, the Trustee does not reissue a check promptly after receiving a request for its reissuance and the above deadline for cashing a reissued check passes without the check being reissued or cashed.  Distributions in respect of voided checks shall become unclaimed Distributions as of the date of issuance of the checks and shall be administered in accordance with sections 4.5 and 4.6 of this Agreement and section 10.07 of the Plan.

4.8           Conflicting Claims.  If any conflicting claims or demands are made or asserted with respect to the beneficial interest of a Beneficiary under this Agreement, or if there is any disagreement between the assignees, transferees, heirs, representatives or legatees succeeding to all or a part of such an interest resulting in adverse claims or demands being made in connection with such interest, then, in any of such events, the Trustee shall be entitled, in its sole discretion, to refuse to comply with any such conflicting claims or demands.

4.8.1           In so refusing, the Trustee may elect to cause the Trust to make no payment or Distribution with respect to the beneficial interest subject to the conflicting claims or demand, or any part thereof, and to refer such conflicting claims or demands to the Bankruptcy Court, which shall have exclusive jurisdiction over resolution of such conflicting claims or demands.  In so doing, neither the Trust nor the Trustee shall be or become liable to any of such parties for their refusal to comply with any such conflicting claims or demands, nor shall the Trust or Trustee be liable for interest on any funds which may be so withheld.

4.8.2           The Trustee shall be entitled to refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final order of the Bankruptcy Court, or (ii) all differences have been resolved by a valid written agreement among all such parties to the satisfaction of the Trustee, which agreement shall include a complete release of the Trust and Trustee.  Until the Trustee receives written notice that one of the conditions of the preceding sentence is met, the Trustee may deem and treat as the absolute owner under this Agreement of the beneficial interest in the Trust the Beneficiary identified as the owner of that interest in the books and records maintained by the Trustee.  The Trustee may deem and treat such Beneficiary as the absolute owner for purposes of receiving Distributions and any payments on account thereof for federal and state income tax purposes, and for all other purposes whatsoever.

4.8.3           In acting or refraining from acting under and in accordance with this section 4.8 of the Agreement, the Trustee shall be fully protected and incur no liability to any purported claimant or any other Person pursuant to Article VI of this Agreement.

4.9           Priority of Expenses of Trust.  The Trust must pay all of its expenses before making Distributions.  The priority of expenses of the Trust and any expenses of the Reorganized Debtors under sections 9.05 and 9.06 of the Plan shall be governed by those sections of the Plan.

ARTICLE V

Beneficiaries

5.1           Interest Beneficial Only.  The ownership of a beneficial interest in the Trust shall not entitle any Beneficiary or the Debtors to any title in or to the Trust Assets or to any right to call for a partition or division of such assets or to require an accounting.

5.2           Ownership of Beneficial Interests Hereunder.  Each Beneficiary shall own a beneficial interest herein which shall, subject to Section 4.1 herein and the Plan, be entitled to a Distribution in the amounts, and at the times, set forth in the Plan.

5.3           Evidence of Beneficial Interest.  Ownership of a beneficial interest in the Trust Assets shall not be evidenced by any certificate, security, or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.

5.4           No Right to Accounting.  Without limitation of the reporting requirements under Section 3.10 of this Agreement, neither the Beneficiaries nor their successors, assigns, creditors, or any other Person shall have any right to an accounting by the Trustee, and the Trustee shall not be obligated to provide any accounting to any Person.  Nothing in this Agreement is intended to require the Trustee at any time or for any purpose to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for making any advance, payment, or Distribution out of proceeds of Trust Assets.

5.5           No Standing.  Except as expressly provided in this Agreement, a Beneficiary shall not have standing to direct or to seek to direct the Trust or Trustee to do or not to do any act or to institute any action or proceeding at law or in equity against any Person upon or with respect to the Trust Assets.

5.6           Requirement of Undertaking.  The Trustee may request the Bankruptcy Court to require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, including reasonable attorneys’ fees, against any party litigant in such suit; provided, however, that the provisions of this Section 5.6 shall not apply to any suit by the Trustee.

5.7           Limitation on Transferability.  It is understood and agreed that the beneficial interests herein shall be non-transferable and non-assignable during the term of this Agreement except by operation of law.  An assignment by operation of law shall not be effective until appropriate notification and proof thereof is submitted to the Trustee, and the Trustee may continue to cause the Trust to pay all amounts to or for the benefit of the assigning Beneficiaries until receipt of proper notification and proof of assignment by operation of law.  The Trustee may rely upon such proof without the requirement of any further investigation.

5.8           Exemption from Registration.  The rights of the Beneficiaries arising under this Trust Agreement may be deemed “securities” under applicable law.  However, such rights have not been defined as “securities” under the Plan because (i) the parties hereto intend that such rights shall not be securities, and (ii) if the rights arising under the Trust Agreement in favor of the Beneficiaries are deemed to be “securities,” the exemption from registration under Section 1145 of the Bankruptcy Code is intended to be applicable to such securities.  No party to this Trust Agreement shall make a contrary or different contention.

5.9           Delivery of Distributions.  Subject to the terms of this Agreement, the Trustee shall cause the Trust to make Distributions to Beneficiaries in the manner provided in the Plan.

ARTICLE VI

Third Party Rights and Limitation of Liability

6.1           Parties Dealing With the Trustee.  In the absence of actual knowledge to the contrary, any Person dealing with the Trust or the Trustee shall be entitled to rely on the authority of the Trustee or any of the Trustee’s agents to act in connection with the Trust Assets.  There is no obligation on any Person dealing with the Trustee to inquire into the validity or expediency or propriety of any transaction by the Trustee or any agent of the Trustee.

6.2           Limitation of Trustee’s Liability.

6.2.1           In exercising the rights granted herein, the Trustee shall exercise the Trustee’s best judgment, to the end that the affairs of the Trust shall be properly managed and the interests of all of the Beneficiaries safeguarded.  But, notwithstanding anything herein to the contrary, neither the Trustee, any member of the Advisory Committee (if applicable), nor their respective firms, companies, affiliates, partners, officers, directors, members, employees, professionals, advisors, attorneys, financial advisors, investment bankers, disbursing agents, or agents, and any of such Person’s successors and assigns shall incur any responsibility or liability by reason of any error of law or fact or of any matter or thing done or suffered or omitted to be done under or in connection with this Agreement, whether sounding in tort, contract, or otherwise, except for fraud, gross negligence, willful misconduct or criminal conduct of the Person asserting this provision that is found by a final judgment (not subject to further appeal or review) of a court of competent jurisdiction to be the direct and primary cause of loss, liability, damage, or expense suffered by the Trust.  In no event shall the Trustee be liable for indirect, punitive, special, incidental or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Trustee has been informed of the likelihood of such loss or damages and regardless of the form of action.  Any liability of the Trustee under this Agreement shall be limited to the amount of compensation received by the Trustee hereunder.  Without limiting the foregoing, the Trustee shall be entitled to the benefits of the exculpation and limitation of liability provisions set forth in the Plan and Confirmation Order, including, but not limited to section 9.05 and Article XII of the Plan.  With respect to any attorneys retained by the Trust, nothing in the Agreement is intended to controvert, and this Agreement shall not be construed to be inconsistent with, Rule 1.8(h) of the New York Rules of Professional Conduct.

6.2.2           This Agreement expressly incorporates the last paragraph of Section 12.08 of the Plan as is not intended to limit any claims or actions that the United States Government or any of its agencies or any State or local authority may have or assert, in their capacity as regulators, and not Beneficiaries of the Trust, against the Trust, the Trustee, any member of the Advisory Committee (if applicable), and their respective firms, companies, affiliates, partners, officers, directors, members, employees, professionals, advisors, attorneys, financial advisors, investment bankers, disbursing agents, or agents, and any of such Person’s successors and assigns.

6.3           No Liability for Acts of Predecessors.  No successor Trustee shall be in any way responsible for the acts or omissions of any Trustee in office prior to the date on which such successor becomes the Trustee, unless a successor Trustee expressly assumes such responsibility.

6.4           No Implied Obligations.  The Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

6.5           No Liability for Good Faith Error of Judgment.  The Trustee shall not be liable for any error of judgment made in good faith, unless it shall be finally determined by a final judgment of a court of competent jurisdiction (not subject to further appeal or review) that the Trustee was grossly negligent in ascertaining the pertinent facts.

6.6           Reliance by Trustee on Documents or Advice of Counsel or Other Persons.  Except as otherwise provided herein, the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.  The Trustee also may engage and consult with legal counsel for the Trust and other agents and advisors and shall not be liable for any action taken, omitted, or suffered by the Trust or Trustee in reliance upon the advice of such counsel, agents, or advisors.  The Trustee shall have the right at any time to seek instructions from the Bankruptcy Court concerning the administration or disposition of the Trust Assets.

6.7           No Personal Obligation for Trust Liabilities.  Persons dealing with the Trustee shall have recourse only to the Trust Assets to satisfy any liability incurred by the Trustee to any such Person in carrying out the terms of this Agreement, and the Trustee shall have no Personal, individual obligation to satisfy any such liability.

6.8           Indemnification.  The Trustee and the members of the Advisory Committee (if applicable), and their respective firms, companies, affiliates. partners, officers, directors, members, employees, professionals, advisors, attorneys, financial advisors, investment bankers, disbursing agents, or agents and any of such parties’ successors and assigns (collectively, the “Indemnified Parties” and each, an “Indemnified Party”) shall be defended, held harmless, and indemnified by the Trust and receive reimbursement from and against any and all loss, liability, expense (including counsel fees), or damage of any kind, type or nature, whether sounding in tort, contract, or otherwise, that the Indemnified Parties may incur or sustain in the exercise or performance of any of the Trustee’s or Advisory Committee’s powers and duties under this Agreement, or in the rendering of services by the Indemnified Party to the Trust, Trustee, or Advisory Committee to the fullest extent permitted by applicable law (the “Indemnified Conduct”), except if such loss, liability, expense or damage is finally determined by a final judgment (not subject to further appeal or review) of a court of competent jurisdiction to result directly and primarily from the fraud, gross negligence, or willful misconduct of the Indemnified Party asserting this provision.  The amounts necessary for such indemnification and reimbursement shall be paid by the Trust out of the Trust Assets.  The Trustee shall not be Personally liable for the payment of any Trust expense or claim or other liability of the Trust, and no Person shall look to the Trustee or other Indemnified Parties Personally for the payment of any such expense or liability.

6.9           Confirmation of Survival of Provisions.  Without limitation in any way of any provision of this Agreement, the provisions of this Article VI shall survive the death, dissolution, liquidation, resignation, replacement, or removal, as may be applicable, of the Trustee, or the termination of the Trust or this Agreement, and shall inure to the benefit of the Trustee’s and the Indemnified Parties’ heirs and assigns.

ARTICLE VII

Tax Matters

7.1           Tax Treatment of Trust.  Pursuant to and in accordance with the Plan, for all federal income tax purposes, the Debtors, the Beneficiaries, the Trustee and the Trust shall treat the Trust as a liquidating trust within the meaning of Treasury Income Tax Regulation Section 301.7701-4(d) and IRS Revenue Procedure 94-45, 1994-2 C.B. 124 and transfer of the Trust Assets to the Trust shall be treated as a transfer of the Trust Assets by the Debtors to the Beneficiaries in satisfaction of their Allowed Claims, followed by a transfer of the Trust Assets by the Beneficiaries to the Trust in exchange for their pro rata beneficial interests in the Trust.  The Beneficiaries shall be treated as the grantors and owners of the Trust for federal income tax purposes.

7.2           Annual Reporting and Filing Requirements.  Pursuant to and in accordance with the terms of the Plan and this Agreement, the Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Income Tax Regulation Section 1.671-4(a).

7.3           Treatment of Reserves for Disputed Claims as Disputed Ownership Fund.  The Trustee may, at the Trust’s sole discretion, file a tax election to treat any and all reserves for disputed claims as a Disputed Ownership Fund (“DOF”) within the meaning of Treasury Income Tax Regulation Section 1.468B-9 for federal income tax purposes rather than to tax such reserve as a part of the Trust.  If such an election were made, the Trust would comply with all federal and state tax reporting and tax compliance requirements of the DOF, including but not limited to the filing of a separate federal tax return for the DOF and the payment of federal and/or state income tax due.

7.4           Valuation of Trust Assets.  After the Effective Date, but in no event later than the due date for timely filing of the Trust's first federal income tax return (taking into account applicable tax filing extensions), the Trustee shall (a) determine the fair market value of the Trust Assets as of the Effective Date, based on the Trustee’s good faith determination, (b) advise the Advisory Committee (if applicable) of such valuation, and (c) establish appropriate means to apprise the Beneficiaries of such valuation.  The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Trust, the Trustee, and the Beneficiaries) for all federal income tax purposes.

ARTICLE VIII

Advisory Committee (If Appointed)

8.1           Advisory Committee.  The members of the Committee shall appoint an advisory committee (“Advisory Committee”) to consult with the Trustee and oversee the administration of the Trust.  Except as the Trustee may otherwise agree, such appointment must be made within thirty days after the Effective Date.

8.2           Composition of Advisory Committee.  The Advisory Committee must, at all times, have an odd number of members and its affairs shall be governed by majority vote.

8.3           Reimbursement of Advisory Committee Expenses.  The Trustee shall pay from the Trust Assets all reasonable costs and expenses, including attorneys’ fees, of members of the Advisory Committee.  The Bankruptcy Court shall hear and finally determine any dispute arising out of this section.

8.4           Limitations on Trustee’s Actions; Mode of Consulting.  Notwithstanding anything to the contrary contained in this Agreement or the Plan, the Trustee’s discretion to cause the Trust to settle Claims and Litigation Trust Causes of Action, dispose of Trust Assets, and retain and compensate professionals shall be subject to the limitations contained in this Article VIII.  The Trustee may, but need not consult with the Advisory Committee when such limitations do not apply or the matters are unrelated to those limitations.  The Trustee may satisfy its obligation to consult with members of the Advisory Committee by providing them one week’s written notice of proposed actions by e-mail or other means and, if necessary, discussing any concerns of an Advisory Committee member with the member.  If a majority of the Advisory Committee disagrees with the Trustee’s proposed action, the Trustee may, but is not required to, seek direction, on notice and hearing, from the Bankruptcy Court on how to proceed.

8.5           Distributions.  Before causing the Trust to make a Distribution, the Trustee shall consult with the Advisory Committee about the amount of the Distribution and the reserves.

8.6           Sale, Abandonment, or Other Disposition of Notes.  The Trustee shall consult with the Advisory Committee about any marketing, sale, abandonment, or other disposition of the Notes or other Trust Assets.

8.7           Resolution of Disputed Claims.  The Trustees shall consult with the Advisory Committee about the settlement of a Disputed Claim when the disputed amount of the Claim is more than $300,000.

8.8           Settlement of Litigation Trust Causes of Action.  The Trustee shall consult with the Advisory Committee about the settlement of a Litigation Trust Cause of Action when the disputed amount of any such Litigation Trust Cause of Action is more than $300,000.  For purposes of determining the disputed amount of preference Avoidance Actions under section 547 of the Bankruptcy Code, the disputed amount shall consist of the total preferential transfers to the defendant minus the Trustee’s good faith estimate of the transfers protected by the contemporaneous exchange, subsequent new value, and ordinary course of business defenses of section 547.

8.9           Compensation of Professionals.  The Trustee shall consult with the Advisory Committee when a professional’s monthly bill is more than $50,000 and shall provide copies of any bill or invoice of professionals to any Advisory Committee member that requests a copy.

8.10           Trustee’s Conflict of Interest.  The Trustee shall disclose to the Advisory Committee any conflicts of interest that the Trustee has with respect to any matter arising during administration of the Trust.  In the event that the Trustee cannot take any action, including without limitation the prosecution of any Litigation Trust Causes of Action or the Objection to any Claim, by reason of an actual or potential conflict of interest, the Advisory Committee acting by majority shall be authorized to take any such action(s) in the Trustee’s place and stead, including without limitation the retention of professionals (which may include professionals retained by the Trustee) for the purpose of taking such actions.

8.11           Appointment of Supplemental Trustee.  The Trustee shall consult with the Advisory Committee before appointing any Supplemental Trustee (defined below) under section 9.9 of this Agreement and removing and replacing any Supplemental Trustee under that provision.

8.12           Resignation of Advisory Committee Member.  A member of the Advisory Committee may resign at any time on notice (including e-mailed notice) to the other Advisory Committee members and the Trustee.  The resignation shall be effective on the later of (i) the date specified in the notice delivered to the other Advisory Committee members and the Trustee, or (ii) the date that is thirty days (30) after the date such notice is delivered.

8.13           Appointment of Replacement Advisory Committee Members.  In the event that the resignation, death, incapacity, or removal of a member of the Advisory Committee causes the Advisory Committee to fail to satisfy the requirements of section 8.2 of this Agreement, the Trustee shall nominate and the remaining members of Advisory Committee shall approve, by a majority vote, an additional member of the Advisory Committee.

8.14           Absence of Advisory Committee.  In the event no one is willing to serve on the Advisory Committee for a period of thirty (30) consecutive days, then the Trustee may, during such vacancy and thereafter, ignore any reference in this Agreement, the Plan, or the Confirmation Order to an Advisory Committee, and all references to the Advisory Committee’s rights and responsibilities in the Plan, this Agreement and the Confirmation Order will be null and void.

ARTICLE IX

Selection, Removal, replacement, and Compensation of Trustee

9.1           Initial Trustee.  The Trustee has been selected by the Committee and is appointed effective as of the Effective Date.  The initial trustee shall be the Trustee.

9.2           Term of Service.  The Trustee shall serve until (a) the completion of the administration of the Trust Assets and the Trust, including the winding up of the Trust, in accordance with this Agreement and the Plan, (b) termination of the Trust in accordance with the terms of this Agreement and the Plan, or (c) the Trustee’s resignation, death, incapacity or removal.  In the event the Trustee’s appointment terminates by reason of death, dissolution, liquidation, resignation or removal, the Trustee shall be immediately compensated for all reasonable fees and expenses accrued through the effective date of termination, whether or not previously invoiced.  The provisions of Article VI of this Agreement shall survive the resignation or removal of any Trustee.

9.3           Removal of Trustee.  Any Person serving as Trustee may be removed at any time for cause.  Any party in interest, upon motion and proper notice to the Trustee, may request a hearing before the Bankruptcy Court for entry of an order removing the Trustee for cause.

9.4           Resignation of Trustee.  The Trustee may resign at any time.  In the event of a resignation, the resigning Trustee shall render to the Advisory Committee (if applicable) and the U.S. Trustee a full and complete accounting of monies and assets received, disbursed, and held during the term of office of that Trustee.  The resignation shall be effective on the latest of (i) the date specified in the notice delivered to the Advisory Committee (if applicable) and the U.S. Trustee, (ii) the date that is thirty days (30) after the date such notice is delivered, or (iii) the date the accounting described in the preceding sentence is transmitted to the Advisory Committee (if applicable) and U.S. Trustee by first class mail, postage pre-paid, hand delivery, or overnight delivery.

9.5           Appointment of Successor Trustee.  Upon the resignation, death, incapacity, or removal of a Trustee, the Advisory Committee (if applicable) shall appoint a successor Trustee, whose appointment shall be subject to approval by the Bankruptcy Court.  If no Advisory Committee is formed or serving, the Trustee shall appoint its successor, whose appointment shall be subject to approval by the Bankruptcy Court.  If the Advisory Committee (if applicable) or Trustee is unable or unwilling to appoint a successor Trustee, the Bankruptcy Court shall do so.  Any successor Trustee so appointed shall consent to and accept its appointment as successor Trustee, which may be done by e-mail or through acquiescence in not objecting to a motion for approval of its appointment as successor Trustee.  Any successor Trustee may be appointed to serve only on an interim basis.

9.6           Powers and Duties of Successor Trustee.  A successor Trustee shall have all the rights, privileges, powers, and duties of its predecessor under this Agreement, the Plan, and Confirmation Order.

9.7           Trust Continuance.  The resignation, death, incapacitation, dissolution, liquidation, or removal of the Trustee shall not terminate the Trust or revoke any existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Trustee.

9.8           Compensation of Trustee and Costs of Administration.  The Trustee shall receive fair and reasonable compensation for its services in accordance with the terms and conditions of the Plan, which shall be a charge against and paid out of the Trust Assets.  All costs, expenses, and obligations incurred by the Trustee (or professionals who may be employed by the Trustee in administering the Trust, in carrying out their other responsibilities under this Agreement, or in any manner connected, incidental, or related thereto) shall be paid by the Trust from the Trust Assets prior to any Distribution to the Beneficiaries.  The terms of the compensation of the Trustee are set forth on Exhibit A hereto.

9.9           Appointment of Supplemental Trustee.  If any of the Trust Assets are situated in any state or other jurisdiction in which the Trustee is not qualified to act as trustee, subject to consulting with the Advisory Committee (if applicable), the Trustee shall nominate and appoint a Person duly qualified to act as trustee (the “Supplemental Trustee”) in such state or jurisdiction and require from each such Supplemental Trustee such security as may be designated by the Trustee in its discretion.  The Trustee may confer upon such Supplemental Trustee all of the rights, powers, privileges and duties of the Trustee hereunder, subject to the conditions and limitations of this Agreement, except as modified or limited by the laws of the applicable state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such Supplemental Trustee is acting shall prevail to the extent necessary.  The Trustee shall require such Supplemental Trustee to be answerable to the Trustee for all monies, assets and other property that may be received in connection with the administration of all property.  Subject to consulting with the Advisory Committee (if applicable), the Trustee may remove such Supplemental Trustee, with or without cause, and appoint a successor Supplemental Trustee at any time by executing a written instrument declaring such Supplemental Trustee removed from office and specifying the effective date and time of removal.

ARTICLE X

Duration of Trust

10.1           Duration.  Once the Trust becomes effective upon the Effective Date of the Plan, the Trust and this Agreement shall remain and continue in full force and effect until the Trust is terminated.

10.2           Termination On Payment of Trust Expenses and Distribution of Trust Assets.  Upon the payment of all costs, expenses, and obligations incurred in connection with administering the Trust, and the Distribution of all Trust Assets in accordance with the provisions of the Plan, the Confirmation Order, and this Agreement, the Trust shall terminate and the Trustee shall have no further responsibility in connection therewith except as may be required to effectuate such termination under relevant law.

10.3           Termination After Five Years.  If the Trust has not been previously terminated pursuant to Article 10.2 hereof, on the fifth anniversary of the Effective Date, and unless the Trust term has been otherwise extended by the Bankruptcy Court (such extension to be approved by the Bankruptcy Court within six (6) months of the beginning of the extended term), the Trustee shall distribute all of the Trust Assets to the Beneficiaries in accordance with the Plan, and immediately thereafter the Trust shall terminate and the Trustee shall have no further responsibility in connection therewith except to the limited extent set forth in section 10.5 of this Agreement.

10.4           No Termination by Beneficiaries.  The Trust may not be terminated at any time by the Beneficiaries.

10.5           Continuance of Trust for Winding Up; Discharge and Release of Trustee.  After the termination of the Trust and solely for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until its duties have been fully performed.  Except as otherwise specifically provided herein, upon the Distribution of the Trust Assets including all excess reserves, the Trustee shall be deemed discharged and have no further duties or obligations hereunder.  Upon a motion by the Trustee, the Bankruptcy Court may enter an order relieving the Trustee, its employees, professionals, and agents of any further duties, discharging and releasing the Trustee from all liability related to the Trust, and releasing the Trustee’s bond, if any.

ARTICLE XI

Miscellaneous

11.1           Cumulative Rights and Remedies.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights and remedies under law or in equity.

11.2           Notices.  All notices to be given to Beneficiaries may be given by ordinary mail, or may be delivered Personally, to the Holders at the addresses appearing on the books kept by the Trustee.  Any notice or other communication which may be or is required to be given, served, or sent to the Trustee shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile (if receipt is confirmed) addressed as follows:

If to the Trust:

Jennifer Convertibles Litigation Trust
c/o KDW Restructuring & Liquidation Services LLC
101 Park Avenue
New York, New York 10178
Attn: James S. Carr
Tel: (212) 808-7800
Fax: (212) 808-7897

or to such other address as may from time to time be provided in written notice by the Trustee.

11.3           Bond.  Notwithstanding any state or other applicable law to the contrary, the Trustee (including any successor Trustee) shall be exempt from giving any bond or other security in any jurisdiction.

11.4           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

11.5           Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the Parties and their respective successors and assigns.

11.6           Particular Words.  Reference in this Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under this Agreement.  The words “hereof,” “herein,” and similar terms shall refer to this Agreement and not to any particular Section or Article of this Agreement.

11.7           Execution.  All funds in the Trust shall be deemed in custodia legis until such times as the funds have actually been paid to or for the benefit of a Beneficiary, and no Beneficiary or any other Person can execute upon, garnish or attach the Trust Assets or the Trustee in any manner or compel payment from the Trust except by Final Order of the Bankruptcy Court.  Payments will be solely governed by the Plan and this Agreement.

11.8           Amendment.  This Agreement may be amended by written agreement of the Trustee and the Advisory Committee or by order of the Bankruptcy Court.

11.9           No Waiver.  No failure or delay of any party to exercise any right or remedy pursuant to this Agreement shall affect such right or remedy or constitute a waiver thereof.

11.10           No Relationship Created.  Nothing contained herein shall be construed to constitute any relationship created by this Agreement as an association, partnership or joint venture of any kind.

11.11           Severability.  If any term, provision covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11.12           Further Assurances.  Without limitation of the generality of section 2.4 of this Agreement, the Parties agree to execute and deliver all such documents and notices and to take all such further actions as may reasonably be required from time to time to carry out the intent and purposes and provide for the full implementation of this Agreement and the pertinent provisions of the Plan, and to consummate the transactions contemplated hereby.

11.13           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

11.14           Jurisdiction.  The Bankruptcy Court shall have jurisdiction of the Trust, Trustee, and Trust Assets, including, without limitation, the determination of all disputes arising out of or related to administration of the Trust.  The Bankruptcy Court shall have exclusive jurisdiction and venue to hear and finally determine all matters among the Parties arising out of or related to this Agreement or the administration of the Trust.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have or are deemed to have executed this Agreement as of the day and year written above.

JENNIFER CONVERTIBLES, INC. on behalf of itself and its direct and indirect Debtor subsidiaries

By:	/s/ Rami Abada
	Name:	Rami Abada
	Title:	President

KDW RESTRUCTURING & LIQUIDATION SERVICES LLC, not individually, but solely as Trustee of the Jennifer Convertibles Litigation Trust

By:	/s/ James D. Hunt
	Name:	James D. Hunt
	Title:	Chief Operating Officer

EXECUTION COPY

Exhibit A

Terms of Compensation of Trustee

1.)
Compensation.  In consideration for the services of the Trustee under this Agreement, the Trustee shall receive the following compensation from the Trust Assets: (i) start-up costs not to exceed $10,000; (ii) a monthly fee of $10,000; and (iii) reimbursement of reasonable and necessary expenses, including payment of all fees and expenses of the Trustee’s attorneys incurred after the Effective Date in connection with the Trust.

2.)
Payment of Monthly Fee and Start-Up Costs; Full Fee for Initial Month.  The Trustee’s monthly fee, together with payment of any start-up costs and expenses under the above paragraph, shall be payable out of the Trust Assets beginning on the Effective Date and continuing thereafter until the Trustee is discharged.  The first monthly fee shall be incurred immediately on appointment of the Trustee even if the Trustee is appointed before the Effective Date, although in such case the monthly fee(s) shall not become payable until the Effective Date but shall accrue each month and remain unpaid until that date occurs.  The Trustee shall be entitled to payment of its entire monthly fee, without prorating, for and beginning with the month in which the Trustee is appointed

3.)
Means and Timing of Payment.  The Trustee’s monthly fee shall be automatically paid in advance by wire transfer or equivalent electronic means in the Trustee’s discretion on the Effective Date and thereafter on the first day of each month though and including the month in which the Trustee is discharged.